As filed with the Securities and Exchange Commission on May 7, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SELECT MEDICAL HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-1764048 (I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034
Mechanicsburg, Pennsylvania 17055
(Address of principal executive offices) (Zip Code)

SELECT MEDICAL HOLDINGS CORPORATION 2020 EQUITY INCENTIVE PLAN
(Full title of the Plan)

Michael E. Tarvin, Esq.
Senior Executive Vice President, General Counsel and Secretary
Select Medical Holdings Corporation
4714 Gettysburg Road
P.O. Box 2034
Mechanicsburg, Pennsylvania 17055
(Name and address of agent for service)

(717) 972-1100
(Telephone number, including area code, of agent for service)

With a copy to:
Stephen M. Leitzell, Esq.
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104
(215) 994-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).

Registration of Additional Shares

Pursuant to General Instruction E

Pursuant to General Instruction E of Form S-8, Select Medical Holdings Corporation (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 4,439,044 additional shares of common stock the Registrant, par value $0.001 per share (“Common Stock”), under the Select Medical Holdings Corporation 2020 Equity Incentive Plan (the “Plan”). Such shares of Common Stock are in addition to the 11,829,534 shares of Common Stock registered on the Registrant’s Form S-8 filed on May 13, 2020 (Commission File No. 333-238231), which is incorporated herein by reference. The 4,439,044 additional shares of Common Stock being registered hereby were approved by the stockholders on April 25, 2024.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.3	Select Medical Holdings Corporation 2020 Equity Incentive Plan, incorporated by reference to Exhibit A to Select Medical Holdings Corporation’s Definitive Proxy Statement on Schedule 14A filed on March 4, 2020 (Commission File No. 001-34465).

5.1*	Opinion of Dechert LLP as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Dechert LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages to this Registration Statement and incorporated herein by reference).

107*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mechanicsburg, Commonwealth of Pennsylvania, on the 7th day of May, 2024.

SELECT MEDICAL HOLDINGS CORPORATION

By:	/s/ Michael E. Tarvin Michael E. Tarvin Senior Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Chernow and Michael E. Tarvin, and each of them, as his true and lawful attorney-in-fact and agent, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement, and to file with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Ortenzio	Director and Executive Chairman	May 7, 2024
Robert A. Ortenzio

/s/ Rocco A. Ortenzio	Director and Vice Chairman	May 7, 2024
Rocco A. Ortenzio

/s/ David S. Chernow	Chief Executive Officer
David S. Chernow	(Principal Executive Officer)	May 7, 2024

/s/ Michael F. Malatesta	Executive Vice President and Chief Financial
Michael F. Malatesta	Officer (Principal Financial Officer)	May 7, 2024

/s/ Christopher S. Weigl	Senior Vice President, Controller and Chief
Christopher S. Weigl	Accounting Officer (Principal Accounting Officer)	May 7, 2024

/s/ Russell L. Carson	Director
Russell L. Carson		May 7, 2024

/s/ Katherine R. Davisson	Director
Katherine R. Davisson		May 7, 2024

/s/ James S. Ely	Director
James S. Ely		May 7, 2024

/s/ William H. Frist	Director
William H. Frist		May 7, 2024

/s/ Parvinderjit S. Khanuja	Director
Parvinderjit S. Khanuja		May 7, 2024

/s/ Thomas A. Scully	Director
Thomas A. Scully		May 7, 2024

/s/ Marilyn B. Tavenner	Director
Marilyn B. Tavenner		May 7, 2024

/s/ Daniel J. Thomas	Director
Daniel J. Thomas		May 7, 2024